Exhibit 10.6

Execution Version

SECOND AMENDMENT TO MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

This SECOND AMENDMENT to the MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of May 31, 2018 (as it may be modified, supplemented or amended from time to time in accordance with its terms) by and among the following parties:

(i)	ENTERPRISE SERVICES LLC, a Delaware limited liability company (the “Seller” and “Seller Representative”);

(ii)	each PURCHASER party hereto; and

(iii)	MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH) (“BTMUNY”), as administrative agent (the “Administrative Agent”).

BACKGROUND

WHEREAS, the parties hereto have entered into the Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017, as amended by the First Amendment to the Master Accounts Receivable Purchase Agreement (the “First Amendment”), dated as of January 23, 2018 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Existing Agreement”);

WHEREAS, the parties desire to increase the Aggregate Commitments to four hundred and fifty million dollars ($450,000,000) and extend the Scheduled Termination Date, in each case, upon the effectiveness of the Spin-Off; and

WHEREAS, the parties hereto seek to modify the Existing Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

AGREEMENT

1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Existing Agreement.

2. Amendments to the Existing Agreement. Upon effectiveness of the Spin-Off, the Existing Agreement is hereby amended as follows:

a.	The definition of “Scheduled Termination Date” shall be replaced in its entirety with the following:

“Scheduled Termination Date” means May 31, 2019 as such date may be extended from time to time pursuant to Section 2.6(c).

b.	Schedule D of the Existing Agreement shall be replaced in its entirety with Schedule D attached to this Amendment.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date on which (i) the Purchasers receive a counterpart of this Amendment duly executed and delivered by each of the parties hereto, (ii) the Purchasers each receive a counterpart of those certain fee letters dated as of the date hereof duly executed and delivered by the Sellers on the date hereof (the “Fee Letters”), (iii) the conditions precedent described in Section 2.10(e) of the Existing Agreement have been satisfied (including, for the avoidance of doubt, that the Sellers shall have deposited an amount equal to 0.4% of such increase in the Aggregate Commitments into the Refundable Discount Advance Account to serve as additional Refundable Discount Advance, which, if requested separately by the Seller Representative in writing may be withheld by the Administrative Agent from any amounts otherwise payable by the Administrative Agent to the Sellers on the date hereof, if any, and (iv) the Purchasers shall have received the Confirmation and Acknowledgment attached to this Amendment as Annex I duly executed and delivered by an authorized officer of DXC, as guarantor.

4. Payment of Fees. On or before June 7, 2018, (i) the Sellers shall pay any fees due and owing to the Administrative Agent and the Purchasers pursuant to the Fee Letters, which, if requested separately by the Seller Representative in writing may be withheld by the Administrative Agent from any amounts otherwise payable by the Administrative Agent to the Sellers on such date, if any, and (ii) the Seller shall pay any legal fees due and owing to Mayer Brown LLP to the extent incurred on or before May 28, 2018.

5. Certain Representations, Warranties and Covenants. Each Seller hereby represents and warrants to the Purchaser, as of the date hereof that:

(a) the representations and warranties made by it in the Existing Agreement and in any other Purchase Document to which it is a party are true and correct both as of the date hereof and immediately after giving effect to this Amendment;

(b) no Facility Suspension Event exists as of the date hereof and immediately after giving effect to this Amendment; and

(c) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

Second Amendment to MARPA

6. Reference to, and Effect on the Existing Agreement and the Purchase Documents.

(a) The Existing Agreement (except as specifically amended herein) and the other Purchase Documents shall remain in full force and effect and the Existing Agreement and such other Purchase Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Purchaser, nor constitute a waiver of any provision of, the Existing Agreement or any other Purchase Document.

(c) After this Amendment becomes effective, all references in the Existing Agreement or in any other Purchase Document to “the Master Accounts Receivable Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Existing Agreement, shall be deemed to be references to the Existing Agreement as amended by this Amendment.

(d) To the extent that the consent of any party hereto, in any capacity, is required under the Purchase Documents or any other agreement entered into in connection with the Purchase Documents with respect to any of the amendments or other matters set forth herein, such Person hereby grants such consent.

(e) For the avoidance of doubt, the option to increase the Aggregate Commitments pursuant to Section 2.10 of the Existing Agreement shall no longer be available after the effective date of the First Amendment.

7. Waiver. The Administrative Agent and each Purchaser hereby waive the requirement pursuant to Section 2.6(c) of the Existing Agreement wherein the Sellers must provide at least sixty (60) days prior written notice to the Administrative Agent (on behalf of the Purchasers) of their desire to extend the Scheduled Termination Date.

8. Further Assurances. Each Seller agrees to do all such things and execute all such documents and instruments as the Purchaser may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

9. Costs and Expenses. Each Seller agrees, jointly and severally, to pay on demand (except as otherwise set forth in Section 4 of this Amendment) all reasonable costs (including reasonable attorneys’ fees and expenses) and expenses the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment.

10. Purchase Document. This Amendment is a Purchase Document.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Sellers and the Administrative Agent and each Purchaser, and their respective successors and assigns.

Second Amendment to MARPA

12. Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.

13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

14. Section Headings. Section headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Second Amendment to MARPA

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH), as Administrative Agent

By:	/s/ Christopher Plumb

Print Name:	Christopher Plumb

Title:	Authorized Signatory

Second Amendment to MARPA

Accepted, agreed and consented to as of

the date first above written:

ENTERPRISE SERVICES LLC, as Seller and Seller Representative

By:	/s/ H. C. Charles Diao
Print Name: H.C. Charles Diao
Title: Treasurer

Second Amendment to MARPA

Accepted, agreed and consented to as of

the date first above written:

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH), as Purchaser

By:	/s/ Christopher Plumb

Print Name:	Christopher Plumb

Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA, as Purchaser

By:	/s/ Camilo Alvarado

Print Name:	Camilo Alvarado

Title:	Director

MIZUHO BANK, LTD., as Purchaser

By:	/s/ Raymond Ventura

Print Name:	Raymond Ventura

Title:	Managing Director

Second Amendment to MARPA